As filed with the Securities and Exchange Commission on December 20, 2007
Registration No. 333-146787

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UROPLASTY, INC.
(Exact Name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	3841 41-1719250 (Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
5420 Feltl Road
Minnetonka, Minnesota 55343
Telephone: (952) 426-6140
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
David B. Kaysen
President and Chief Executive Officer
5420 Feltl Road
Minnetonka, Minnesota 55343
Telephone: (952) 426-6140
(Name, address, including zip code and telephone
number, including area code, of agent for service)

Copies to:

Jeffrey C. Robbins, Esq.	W. Morgan Burns, Esq.
Messerli & Kramer P.A.	Jonathan R. Zimmerman, Esq.
150 South Fifth Street, Suite 1800	Faegre & Benson LLP
Minneapolis, Minnesota 55402	2200 Wells Fargo Center
Telephone: (612) 672-3600	90 South Seventh Street
Facsimile: (612) 672-3777	Minneapolis, Minnesota. 55402-3901
Telephone: (612) 766-7000
Facsimile: (612) 766-1600

Approximate date of commencement of proposed sale to the public: Not applicable.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ?
     This post-effective amendment will become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission acting pursuant to said Section 8(c) may determine.

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
Uroplasty, Inc. (“Uroplasty”) filed with the SEC a Registration Statement on Form SB-2, as amended (Registration No. 333-146787), which registered 3,450,000 shares of Uroplasty’s common stock, par value, $0.01 per share (the “Registration Statement”). The Registration Statement was declared effective by the SEC on November 19, 2007.
This Post-Effective Amendment No. 2 to the Registration Statement is filed to deregister 1,983,600 shares of the common stock previously registered on the Registration Statement that remained unsold as of the date of filing of this Post-Effective Amendment No. 2. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of those shares.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 20, 2007.

UROPLASTY, INC.
By:	/s/ DAVID B. KAYSEN
David B. Kaysen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title/Capacity	Date

/s/ DAVID B. KAYSEN David B. Kaysen	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2007
/s/ MAHEDI A. JIWANI Mahedi A. Jiwani	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2007
* R. Patrick Maxwell	Chairman of the Board of Directors	December 20, 2007
* Thomas E. Jamison	Director	December 20, 2007
* Lee A. Jones	Director	December 20, 2007
* James P. Stauner	Director	December 20, 2007
* Sven A. Wehrwein	Director	December 20, 2007

*By:	/s/ DAVID B. KAYSEN
David B. Kaysen, Attorney-in Fact